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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of D&E Communications, Inc. of our report dated February 25, 2002 relating to the consolidated financial statements of EuroTel L.L.C., which appears in D&E Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


PricewaterhouseCoopers SpA

/s/ Nicola DiBenedetto
---------------------------------
Nicola DiBenedetto
(Partner)

Rome, March 26, 2002